                                                                    EXHIBIT 10.7
                                                              (FREE TRANSLATION)
                                BANK CREDIT NOTE

                                NO. <<CONTRATO>>


                     SECTION I - ISSUER OF BANK CREDIT NOTE

Name/Corporate Name:<<NOMECLI>>             <<TIPOCGC>>:<<CGCCLI_EDCGC>>

Address:<<ENDCLI>>                          ID/Professional Organization No.:

City:<<CIDCLI>>          State:<<UFCLI>>    ZIP Code:<<CEPCLI>>
                       SECTION II - SURETIES / CO-OBLIGORS


Name:                  [NIHIL ]
CPF/CNPJ/MF:           [NIHIL]
Name:                  [NIHIL ]
CPF/CNPJ/MF:           [NIHIL
 Nihil


                            SECTION III - GUARANTEES
                               <<DESCGARANTIAS1>>
                SECTION IV - CHARACTERISTICS OF BANK CREDIT NOTE


PRINCIPAL AMOUNT                        CHARGES                                     ISSUE DATE
Up to R$ 200,000,000.00  (two hundred   Remuneratory                  Interest:     <<DTABERT_DDMMAA>>
million Brazilian reais)                <<PCTCDI1_NUM6DEC>>%
                                        (<<PCTCDI1_EXTTX>>) of CDI,                 ____________________________
                                        capitalized daily, plus rate of             DEADLINE FOR USE OF CREDIT:
                                        <<TAXAAA_NUM6DEC>>% per annum
                                        (<<TAXAAA_EXTTX>>per year),
                                        equivalent to
                                        <<TAXAAM_NUM6DEC>>% per month
                                        (<<TAXAAM_EXTTX>> per month) (NB
                                        this value cannot be less than R$
                                        280,000.00), calculated exponentially
                                        pro-rata temporis on the basis of a
                                        year of 360 (three hundred and sixty)
                                        days
                                        Tariffs and Expenses: None


                                        __


                                        I.O.C                                       MATURITY DATE
                                        To be determined on the basis of the        See Annex I
                                        amount effectively disbursed

                                SECTION V - CHECKING ACCOUNT OF ISSUER - RELEASE

BANK                                    BRANCH                                      CHECKING ACCOUNT NO.
<<NOMEBANCO>>                           <<AGENCIACLI>>                              <<CONTACLI>>
                                 SECTION VI - CHECKING ACCOUNT OF ISSUER - DEBIT

BANK                                    BRANCH                                      CHECKING ACCOUNT NO.

CLAUSE 01. PAYMENT COMMITMENT - The ISSUER, as qualified in Section I, above, hereafter designated as the "ISSUER", shall pay, by means of this BANK CREDIT NOTE, issued in accordance with Law 10,931/2004 (as amended, altered or modified at any time), to BANCO ITAU BBA S.A., hereafter simply designated as the "CREDITOR", a financial institution with headquarters in the City of Sao Paulo, State of Sao Paulo, at Praca Alfredo Egydio de Souza Aranha, 100 - Torre Conceicao - 9th floor, inscribed in the National Register of Corporate Entities (CNPJ./MF), under No. 17.298.092/0001-30, or to its order, on the "MATURITY" date appearing in Annex I of this document (hereafter simply designated as the "MATURITY"), the principal value, as well as the charges mentioned in Section IV above (with the principal and charges hereafter designated as the "AMOUNT"), observing the terms of the other Clauses distinguished below.

SOLE PARAGRAPH - All correspondence to the CREDITOR should be sent to Avenida Brigadeiro Faria Lima, 3400, 3rd to 8th floors. CEP 04538-132. Sao Paulo - SP.

CLAUSE 02. PURPOSE OF THE CREDIT GRANTED TO THE ISSUER - By the DEADLINE FOR USE OF THE CREDIT, through a written request from the ISSUER, the Principal Value, as mentioned in Section IV, above, after the deduction of taxes and charges due in advance, shall be credited to the checking account of the ISSUER mentioned in
Section V above, for the exclusive purpose of allowing the ISSUER, as a supplement to its own resources, to complete the restructuring of its capital (the "Restructuring") with the payment of part of the debt renegotiation instruments previously signed with certain creditors (hereafter designated as the "Creditors of the Issuer"), in accordance with the Material Facts published by the ISSUER on June 27, 2004.

FIRST PARAGRAPH - The credit granted by the CREDITOR in favor of the ISSUER shall be disbursed in full in a single installment. No other withdrawal, redemption or debit order may be carried out by the ISSUER as of the date of release of the resources in accordance with the terms of the "caput" of this Clause 02, even after the partial or total amortization of the outstanding balance.

SECOND PARAGRAPH - The credit shall only be granted by the CREDITOR in favor of the ISSUER in the event that the "commitment fee" established in the "Commitment Letter" (a copy of which is attached to and forms an integral part of this Note) has been paid in full by the ISSUER.

CLAUSE 03. FINANCIAL INCREASES AND OTHER CHARGES - The gross value of the principal, indicated in Section IV, shall be subject to the increases established in that Section, including capitalized interest, in accordance with the terms of item I of Paragraph 1 of article 28 of Law 10,931/2004 referred to above, as well as the other charges established in the Clauses below.


CLAUSE 04. FORM OF PAYMENT - The obligation hereby assumed by the ISSUER through this Bank Credit Note with regard to the payment of the AMOUNT shall be constituted as a liquid and enforceable debt, and shall be paid in current Brazilian currency upon MATURITY and obligatorily through a debit to the account mentioned in Section VI, maintained with the CREDITOR.

FIRST PARAGRAPH - For the purposes of the terms of the "caput" of this Clause, the ISSUER hereby authorizes the CREDITOR, irrevocably and irreversibly, to debit the checking account in question, whenever the same contains a balance for the settlement of the ISSUER's debt arising from this instrument, it being observed that for the first R$ 100,000,000.00 (one hundred million Brazilian reais) that are deposited in the checking account mentioned in Section VI, 50% of the credited values, up to the limit mentioned above, shall be automatically and immediately transferred to the checking account mentioned in Section V, on the day following the relevant credit, for free use by the ISSUER, unless the same ISSUER instructs otherwise.

The remaining values and other values received by the same checking account shall be assigned to the payment of the Principal Value and Charges, with the deposit slip representing a valid payment receipt.

SECOND PARAGRAPH - It is hereby agreed that in the event that any maturity date for interested established in this Note coincides with a national, municipal or bank holiday, the ISSUER shall make payment on the first subsequent business day. In such an event, the interest established in Section IV above, shall apply until the effective payment date.

THIRD PARAGRAPH - Any receipt of an installment outside the agreed deadline shall represent mere tolerance and shall not affect in any way, the dates of their maturity/maturities or the other items and conditions of this Note, nor shall it represent a novation or modification of the agreed terms, including those relating to charges arising from late payment.

FOURTH PARAGRAPH - As established in Section IV above, the interest rate of this instrument shall correspond to <<PCTCDI1_NUM6DEC>>% (<<PCTCDI1_EXTTX>>) of the Interbank Rate (CDI), capitalized on a daily basis, plus <<TAXAAA_NUM6DEC>>% per annum (<<TAXAAA_EXTTX>> per year), equivalent to <<TAXAAM_NUM6DEC>>% per month (<<TAXAAM_EXTTX>> per month), and applicable to the amount effectively owed by the ISSUER, starting from the date of the relevant loan (NB it being established that the amount of the remuneration for the period to which the CDI applies cannot be less than R$ 280,000.00). The daily capitalization referred to above shall be defined as the result of the compounding of the average daily rates, with each rate multiplied by the percentage indicated above (<<PCTCDI1_NUM6DEC>>%), the same average rates relating to operations with Interbank Certificates of Deposit with a maturity of 1 (one) business day, as determined by the Camara de Custodia e de Liquidacao (CETIP) [Securities Custody and Financial Settlement Center], published by the same in its Informativo Diario (Assessoria Tecnica), Volumes e Taxas de DI, DI Over % a.a. (252) [Media Daily Bulletin (Technical Consultancy), DI Volumes and Rates, DI Over % per year
(252) Average]. In order to determine the result referred to above, the average rates in force during the effective period of this instrument shall be used, including the rate relating to the date of signing of the same, and excluding the rate relating to the maturity date of the same.

FIFTH PARAGRAPH - In the event of the extinction, non-disclosure or impossibility, for whatever reason, of using the average daily CDI rates referred to above, the calculation of the interest rate for the purposes of the terms of this instrument, during the period in which it is not possible to use the average daily CDI rates, shall be carried out on the basis of the Selic Rate of the Brazilian Central Bank (Bacen), published by the Associacao Nacional das Instituicoes do Mercado Financeiro (ANDIMA) [National Association of Financial Market Institutions].

CLAUSE 05. For the purposes of determining the exact value of the obligation or its outstanding balance owing, the CREDITOR shall issue on the maturity, a calculation statement or spreadsheet, with these documents considered as integral parts of this Note.


CLAUSE 06. PAYMENT LOCATION - The payment of the credit granted through this Bank Credit Note, with the increases stipulated above, shall be made at the CREDITOR's address, or at any of its branches, directly to the same or to the order of the same, in the event that payment has not been made by debit to the checking account, notwithstanding the terms of the "caput" of article 16 of Law 9,311/96.


CLAUSE 07. EARLY SETTLEMENT - The early payment of this Note by the ISSUER may be made at any time, observing the terms of the same note.

..
CLAUSE 08. EARLY MATURITY - The debt contained in this Bank Credit Note may be considered to have matured in advance and to be immediately enforceable, regardless of any judicial and/or extrajudicial notification, in the event of any of the following incidents, which the parties hereby recognize as representing a direct cause of an undue increase in the default risk of the obligations assumed by the ISSUER, making more onerous the obligation to concede credit assumed by the CREDITOR in clause 2 above:

      A) failure by the ISSUER to comply, within the due deadline and in the due form, with any obligation, principal or accessory, contracted with the CREDITOR as a result of this Note;

      B) failure by the ISSUER to comply, within the due deadline and in the due form, with any obligation, whether principal or accessory, agreed with the CREDITOR as a result of any other Agreement executed by the ISSUER with the CREDITOR and/or any other direct or indirect associated/subsidiary or controlling company of the CREDITOR, provided that the monetary obligation in default exceeds R$ 1,000,000.00 (one million Brazilian reais);

      C) occurrence of the events mentioned in articles 333 and 1,425 of the Brazilian Civil Code (Law N(0). 10,406/02);

      D) petition for concordata [composition with creditors] by the ISSUER, a request for or the decreeing of its bankruptcy, dissolution or protest of title for which payment the same party is responsible, even if in the capacity of guarantor, provided that the protested amount exceeds R$ 1,000,000.00 (one million Brazilian reais), or that bankruptcy provisions have not been made;

      E) early maturity of any other agreement between the ISSUER and the CREDITOR, or with any other company belonging to the same corporate group, provided that the protested amount exceeds R$ 1,000,000.00 (one million Brazilian reais), excepting agreements that have already matured on this date;

      F) a relevant adverse change in the financial condition of the ISSUER;

      G) if there is any alteration or modification in the principal activity appearing in the business purpose of the ISSUER, without the prior and express agreement of the CREDITOR;

      H) if there is any alteration or modification in the control structure of the ISSUER, or if any change, transfer or assignment, whether direct or indirect, occurs in the corporate/shareholding control, or the ISSUER is subject to incorporation, merger or division, without the prior and express agreement of the CREDITOR;

      I) if the ISSUER assigns or transfers its obligations arising from this Agreement, whether in full or in part, without the prior and express agreement of the CREDITOR;

      J) if Telmex ceases to hold, whether directly or indirectly, the shares described in subitems (g) and (h) of Clause 14 below.


CLAUSE 9. PAYMENT DELAYS AND FINE - Failure to comply punctually with any of the obligations contained within this Note, including the event of early maturity of the same, shall cause the ISSUER to be regarded as overdue with its payments, regardless of whether it receives any judicial or extrajudicial notice from the CREDITOR, in such fashion that the ISSUER undertakes to pay, during the delay period and on all the amounts due by virtue of this title:

      A) a credit maintenance fee, calculated on a daily basis, in accordance with the change in the Brazilian Central Bank Selic Rate, published by the Associacao Nacional das Instituicoes do

      Mercado Financeiro (ANDIMA) [National Association of Financial Market Institutions], for the period included between the maturity date of the obligation and its effective payment date, on the full value of the outstanding balance determined on the maturity date and limited to the rate in the agreement plus 1% (one per cent) per month.

      B) Overdue interest at an effective rate of 1.0% (one per cent) per month, calculated on a daily basis;


FIRST PARAGRAPH - The charges established herein, indicated in item "a" above, shall be calculated and capitalized until the final settlement of the debt.

SECOND PARAGRAPH - In the event of the impossibility, for whatever reason, of using the rate established in item "a", the credit maintenance feeshall be calculated using the average interest rate practiced by the 5 (five) largest banks by assets, in their CURRENT LOAN operations in Brazilian reais, during the period from the maturity date of the obligation until the date of its effective payment.

CLAUSE 10. LEGAL FEES - In the event that the CREDITOR is obliged to take legal action to recover any amount arising from this Note, even if as application of credit or execution against an insolvent debtor, the ISSUER undertakes to pay an indemnity to the CREDITOR for the legal fees incurred with judicial and extrajudicial procedures undertaken, these being hereby stipulated by the parties as 10% (ten per cent) of the value of the case, regardless of the payment of the principal, interest, commissions, interest for late payment and any other charges and/or expenses established in this Title or in law, as well as any fees that may fall due to the CREDITOR's lawyers for attorney's fees.


CLAUSE 11. EXPENSES - The ISSUER shall bear all and any expenses and charges, whether ordinary or extraordinary, particularly, but not exclusively, reasonable expenses in collecting the proceeds of this Title, recognition of signatures and inscriptions and/or filings at public registries, as well as any other expense that the CREDITOR is obliged to bear with regard to this Bank Credit Note or its guarantees. These expenses shall be paid by the ISSUER to the CREDITOR within 24 hours of receipt by the ISSUER of the relevant notice of debit, with proof of expense, under penalty of the early maturity of this Title.

CLAUSE 12. PAYMENT OF TAXES - The ISSUER declares that it is aware that the CREDITOR may pass on to it and demand payment of any taxes, contributions and/or other charges that arise or may arise, specifically with regard to this Note, and that it is in full agreement with the same. To this effect, the ISSUER hereby recognizes as liquid and enforceable all and any amounts that may be presented against it by the CREDITOR that pertain to these taxes, contributions and/or other charges, which must be settled by the ISSUER, at the time of their presentation, under penalty of early maturity of this Title and the execution of the guarantees constituted in this Instrument.


CLAUSE 13. TRANSFER OF TITLE - The CREDITOR is authorized by the ISSUER to negotiate this Bank Credit NOTE, transferring it to third parties by endorsement of the same on its first sheet (negotiable sheet), or through a Banking Credit Certificate . The ISSUER hereby recognizes, irrevocably and irreversibly, that the transfer of the Title does not constitute a violation of the banking secrecy of the ISSUER.

CLAUSE 14. SUSPENSIVE CONDITIONS - The effectiveness of this legal act, and consequently, the disbursement of credit hereby granted, is subject, in accordance with the terms of Article 125 of the Brazilian Civil Code to compliance with all the following prior conditions (the "PRIOR CONDITIONS"):

      a) approval by the Issuer's Creditors, or of its legal representatives for the concession of this loan, as well its repayment, to be demonstrated through the submission by the ISSUER to the CREDITOR, of a copy of the respective Restructuring instruments;

      b) verification of all the conditions (or waiver that does not have a relevant adverse impact on this Note) to which the effectiveness of the Restructuring is subordinated, in the terms of the relevant instruments, excepting those that relate to payments to the Creditors of Net, part of which shall be effected with resources arising from the loan forming the object of this Note;

      c) submission by the ISSUER to the CREDITOR of a copy of the subscription bulletins of Globo Comunicacoes e Participacoes S.A., Distel Holding S.A. and/or Roma Participacoes Ltda. (together, as well as with their subsidiaries, "Globopar") and Telefonos de Mexico, S.A. de -------- C.V. (together with its subsidiaries, "Telmex"), in a proportion not lower than the respective pre-emptive rights held by Glopobar in the ISSUER's shares offered in the context of the private offer of shares to be structured by the ISSUER as part of its ------ capitalization process ("PRIVATE OFFER OF SHARES");

      d) Submission by the ISSUER to the CREDITOR of a copy of the declaration sent by the ISSUER to Banco Itau S.A., in the latter's capacity as depository agent of its shares, confirming the receipt of the amounts relating to the full payment of the shares of the ISSUER, offered in the context of the Private Offer of Shares and underwritten by Globopar and Telmex, instructing Banco Itau S.A. to register the shares subscribed and paid for in full by Globopar and Telmex in the name of the same;

      e) delivery by the ISSUER to the CREDITOR of a copy of the document to be produced by Banco Itau S.A., certifying that GB Empreendimentos e Participacoes S.A. ("GB") holds 51% of the ISSUER's voting capital;

      f) delivery by the ISSUER of a copy of the terms of transfer and other documents required for the registration with Banco Itau S.A., duly signed by Globopar and Telmex and filed with Banco Itau S.A., of the transfer of common shares representing at least 18% (eighteen per cent) of the ISSUER's voting capital to the ownership of Telmex, acquired in the context of the sale and purchase agreement for the shares of the ISSUER signed by Globopar and Telmex;

      g) delivery by the ISSUER to the CREDITOR of a copy of the terms of transfer duly signed by Globopar and Telmex for the transfer of 100% of the preferred shares and 49% of the common shares of GB to the ownership of Telmex, acquired in the context of the sale and purchase agreement for the shares of the ISSUER signed by Globopar and Telmex;

      h) delivery by the ISSUER to the CREDITOR of a copy of the correspondence sent to Banco Itau S.A. with irrevocable and irreversible instructions to effect the transfer of all the amounts received in the context of the Private Offer of Shares, and the finalization of the process of its capitalization, to the account mentioned in Section VI.

SOLE PARAGRAPH: With regard to the prior conditions mentioned in items "e" e "f" above, in the event that these are the last to be satisfied, it is hereby agreed that, once the satisfaction of the same prior conditions has been demonstrated by midday of the same day, the effective disbursement of the loan must occur on the immediately following day.

CLAUSE 15. SETTLEMENT OF AMOUNTS - Default on any obligation of the ISSUER arising from this Title shall provide the CREDITOR with an opportunity to proceed with the immediate execution of this Title and the guarantees constituted herein, as well as others that may generate rights on the same, for the purposes of recovering its credit, with the CREDITOR also able, in accordance with the terms of Article 368 of the Brazilian Civil Code, to settle any debits that it holds and/or may hold with the ISSUER with any credits of any kind that the ISSUER holds or may hold with the CREDITOR, with this latter party being able, to this effect, to retain for itself the titles and/or amounts that the ISSUER holds and/or may come to hold, with the aim of carrying out the settlement in question.

CLAUSE 16. INFORMATION TO THE ADMINISTRATIVE AUTHORITIES - The ISSUER declares that it is aware of and in agreement with the terms of Resolution N(degree). 2,724, of 31/05/2000, of the National Monetary Council, and hereby authorizes the CREDITOR, irrevocably, irreversibly and at any time, including after the maturity of this Note:

      (I) to provide to the Brazilian Central Bank any information on the amount of debits and responsibilities for guarantees assumed by the ISSUER, as a result of this Note, with a view to informing the Central Credit Risk System, as well as

      (II)  consulting the information regarding the ISSUER in the same System.


CLAUSE 17. Failure by the CREDITOR, to exercise any rights or faculties that are guaranteed to it, as a consequence of the law or this Agreement, or any consent to delays in complying with the obligations assumed herein by the ISSUER, shall not imply a novation, and shall not prevent the CREDITOR from exercising the same rights and faculties at any time.


CLAUSE 18.        OTHER OBLIGATIONS OF THE ISSUER -  The ISSUER:

      a) undertakes, irrevocably and irreversibly, in the event that all of the shares offered in the Private Offer of Shares have not been underwritten, to request that Globopar and Telmex acquire the remaining shares;

      b) undertakes to use for the repayment of this Instrument the values arising from its capitalization process.

      c) Assumes responsibility for maintaining its addresses continuously updated and informing the CREDITOR of the same in writing. For the effects of communication/knowledge of any act or fact arising from this Note, the ISSUER shall automatically be considered to have been notified regardless of any formality, at the respective addresses that it has indicated in
      Section I above.

CLAUSE 19. MODIFICATION - This Note may be modified two days before the Maturity Date, for the same period of 30 days, at the criterion of the ISSUER, provided that the ISSUER makes available sufficient resources to ensure that the CREDITOR is able to withhold and collect IOF [Financial Transactions Tax] due for the new period.


CLAUSE 20. JURISDICTION - The courts of the Jurisdiction of the State of Sao Paulo are hereby chosen to settle any doubts arising from or based on this title and its guarantees, with the CREDITOR nevertheless able to choose the jurisdiction of the headquarters of the ISSUER, excluding any other, regardless of its merits.


                    Sao Paulo,<<DTABERT_DIA>><<DTABERT_MESEXT>>,<<DTABERT_ANO>>.


ISSUER:             _________________________________________________________
                    <<NOMECLI>>


AGREED BY:          _________________________________________________________
                    BANCO ITAU BBA S.A.

                                     ANNEX I


                                 (ADEQUAR ANEXO)


      ANNEX I BANK CREDIT NOTE N(0).<<CONTRATO>>SIGNED ON<<DTABERT_DDMMAA>>


        INSTALLMENT                                       VALUE                                                MATURITY
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003
        1.235/1.235               1,234.56 + Change in CDI + 1,234.56 % per year cpd.                         10/05/2003

         Rider A

         FIRST PARAGRAPH The Parties agree that the obligations of the Net Group Companies arising from this Agreement are guaranteed by the Pledge Agreements, and therefore, the Parties undertake to sign, on the present date, the Terms of Adhesion attached to this Agreement as "Annex 12", for the purposes of the adhesion of the Creditor Institution to the Pledge Agreements and Intercreditor Agreement. The Net Company undertakes to arrange the registration of the Annex in the registries of titles and documents and property registries where the Pledge Agreements are registered within at most 10 (ten) business days. In the event that the Net Group Companies fail to make the registrations mentioned above, the Guarantee Agent shall be responsible for carrying out the same registration, with the costs incurred being the responsibility of the Net Group Companies, and the same Net Group Companies being obliged to pay to the Special Entering Creditor a non-compensating monetary fine of R$100,000.00 (one hundred thousand Brazilian reais) per day, from the 11th (eleventh) day following the present date until the effective registration of this Terms of Adhesion, without affecting any damages or losses that may be incurred by the Special Entering Creditor. It is hereby defined that the same fine shall not be applied in cases expressly defined as exceptions with regard to the fines established in the terms of the Pledge Agreements.

         Rider B

         9.3.1.1. For the purposes of Clause 9.3.1. of this Agreement, the transfer of Control by Net Servicos to: (i) Globo Comunicacoes e Participacoes S.A. and/or its Affiliates; or (ii) Telefonos de Mexico, S.A. and/or its Affiliates shall not be considered to be an event of change in Control.


         Rider C

CLAUSE 21 CONFIDENTIALITY OBLIGATION

         The obligation of confidentiality established in Clause 10.14 of the Intercreditor Agreement shall apply to the information made available and/or submitted by the Net Group Companies by virtue of this Agreement, in the exact terms of the same clause, except in the cases otherwise determined within this Agreement.

Rider D

                           NET SUL COMUNICACOES LTDA.

                    ----------------------------------------
                                      Name:

                                     Title:

                    ----------------------------------------
                                      Name:
                                     Title:

                                 AVAL GUARANTEE:

                                 NET SERVICOS DE
                                COMUNICACAO S.A.
                          ALNOR ALUMINIO DO NORTE LTDA.
                              ANTENAS COMUNITARIAS
                                BRASILEIRAS LTDA.
                              CABODINAMICA TV CABO
                                 SAO PAULO S.A.
                             CMA PARTICIPACOES S.A.
                                  DABNY, L.L.C.
                           DR EMPRESA DE DISTRIBUICAO
                             E RECEPCAO DE TV LTDA.
                                  HORIZONTE SUL
                               COMUNICACOES LTDA.
                            JONQUIL VENTURES LIMITED
                                   MULTICANAL
                              TELECOMUNICACOES S.A.
                               NET ANAPOLIS LTDA.
                               NET ARAPONGAS LTDA.
                                 NET BAURU LTDA.
                            NET BELO HORIZONTE LTDA.
                               NET BRASILIA LTDA.
                               NET CAMPINAS LTDA.
                             NET CAMPO GRANDE LTDA.
                   NET CURITIBA LTDA. NET FLORIANOPOLIS LTDA.
                                NET FRANCA LTDA.
                                NET GOIANIA LTDA.
                              NET INDAIATUBA LTDA.
                               NET JOINVILLE LTDA.
                               NET LONDRINA LTDA.

                                NET MARINGA LTDA.
                          NET PARANA COMUNICACOES LTDA.
                              NET PIRACICABA LTDA.
                                NET RECIFE LTDA.
                             NET RIBEIRAO PRETO S.A.
                                  NET RIO S.A.
                               NET SAO CARLOS S.A.
                         NET SAO JOSE DO RIO PRETO LTDA.
                               NET SAO PAULO LTDA.
                               NET SOROCABA LTDA.
                                  REYC COMERCIO
                              E PARTICIPACOES LTDA.
                            TV CABO DE CHAPECO LTDA.
                                  TV VIDEO CABO

                             DE BELO HORIZONTE S.A.

                    ----------------------------------------
                                     Name:
                                     Title:

                    ----------------------------------------
                                     Name:
                                     Title:

                                                       Rider E

                                                       SCHEDULE 12 TO THE
                                                       CONTRATO DE EMPRESTIMO

                            MODEL OF TERM OF ADHESION

                                TERM OF ADHESION

This Term of Adhesion, dated [ ] (the "TERM OF ADHESION"), is entered into by and between the parties below (the "PARTIES"):

         (a) NET SERVICOS DE COMUNICACAO S.A., a joint-stock company with its headquarters in the City and State of Sao Paulo, at Rua Verbo Divino, 1356, Chacara Santo Antonio, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 00.108.786/0001-65 (the "COMPANY"), herein represented pursuant to its Bylaws by its officers, Messrs. [ ] and [ ];

         (b) The Company's subsidiaries listed on "Schedule A" to this Term (the "SUBSIDIARIES" and collectively with the Company, the "NET GROUP"), herein represented by the Company;

         (c) Banco ITAU S.A., a financial institution with its headquarters in the City and State of Sao Paulo, at Praca Alfredo Egydio Souza Aranha, 100, Torre Itausa, enrolled in the National Register of Legal Entities (C.N.P.J.) under No. 60.701.190/0001-04, in the capacity of collateral agent (the "COLLATERAL AGENT"), herein represented pursuant to its Bylaws;

         (d) Each of the financial institutions listed and identified on "Schedule B" to this Term (the "CREDITORS"), herein represented by the Collateral Agent; and

         (e) Deutsche Bank], a financial institution with its headquarters in the City of [ ], State of [ ], at [ ], enrolled in the National Register of Legal Entities (C.N.P.J.) under No. [ ] (the "New JOINING CREDITOR"),

WHEREAS:

(a) The Company, the Subsidiaries mentioned in each of the agreements listed below, the Collateral Agent, on its own behalf and on behalf of the creditors mentioned in the agreements below, and the Creditors, as applicable, have executed the following agreements:

         (i) The Intercreditor Agreement, dated [ ];

         (ii) The Receivables Pledge Agreement with an Enforcement Clause, dated [ ], referring to the receivables and credit rights of Net Sao Paulo Ltda. and the Receivables Pledge Agreement with an Enforcement Clause dated [ ], referring to the receivables and credit rights of Net Rio S.A. ("RECEIVABLES PLEDGE AGREEMENTS");

                  (iii) The Share Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("SHARE PLEDGE AGREEMENT");

                  (iv) The Quota Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("QUOTA PLEDGE AGREEMENT"); and

                  (v) The Asset Pledge Agreement with an Amicable Sale Clause and Other Covenants, dated [ ] ("ASSET PLEDGE AGREEMENT", and collectively with the Receivables Pledge Agreements, the Share Pledge Agreement, the Quota Pledge Agreement and the Intercreditor Agreement, the "PLEDGE DOCUMENTS");

(b) Upon the date of the execution of this Term of Adhesion, the New Joining Creditor and the Net Group enter into the loan agreement (the "Loan Agreement") and the Loan Agreement provides, on its Clause 8, the adhesion of the New Joining Creditor on the Pledge Documents.

NOW THEREFORE, the Parties resolve to enter into this Term, which shall be governed by the following terms and conditions:

1. - Upon execution of this Term of Adhesion, the New Joining Creditor declares to be totally aware of each of the Pledge Documents, to which it hereby adheres without any restrictions, and irrevocably and irreversibly undertakes to comply with all the terms, conditions and obligations established therein, including the constitution of a Collateral Agent as its attorney according with the terms of the Intercreditors Agreement. Accordingly, the Pledge Documents will also secure the obligations assumed by the NET Group resulting from the Loan Agreement.

2. - For all purposes and effects of the Pledge Documents, the New Joining Creditor shall have the same rights and obligations as the other Creditors under the Pledge Documents.

3. - Upon the date of execution of the present document, this Term of Adhesion shall be deemed to be an integral part of each of the Pledge Documents and the Net Group undertakes to register this Term of Adherence at the competent Registries of Deeds and Documents and with the Real Estate Registration Offices within 10 (ten) business days as from this date and to send notarized copies evidencing such registration to the Collateral Agent and the New Joining Creditor.

3.1. In case of non compliance with item 3 above, the Collateral Agent will be deemed to provide the register. Nevertheless, the costs from the register will be for the Net's Group responsibility.

3.2. - Notwithstanding the in item 3.1 above, the Net Group is deemed to pay to the New Joining Creditors the amount of R$ 100.000,00 (a hundred thousand reais) per day, as non compensatory penalty, as from this date up to the formal register of this Term of Adhesion, without any potential prejudice of loss and damages which could affect the New Joining Creditor. It is agreed forthwith that the non compensatory penalty will be inapplicable according with the exemptions provided in the Pledge Agreement in relation with the penalties.

4. - This Term of Adhesion shall be signed in the same number of counterparts as each of the Pledge Documents.

4.1. - Upon the date of the execution of this Term of Adhesion, the Parties expressly agree that each of the Pledge Documents was automatically amended to reflect the adhesion of the New Joining Creditor. For such purpose, the Parties agree that the exhibits of each of the Pledge Documents listed below is hereby supplemented by the documents attached hereto, as indicated below:

         (a) "Schedule 2" to the Intercreditor Agreement, "Schedule 2" to the Asset Pledge Agreement, "Schedule 2" to the Share Pledge Agreement, "Schedule 2" to the Quota Pledge Agreement and "Schedule 2" to the Receivables Pledge Agreements are supplemented by "Schedule 2" to this Term;

         (b) "Schedule 3" to the Intercreditor Agreement, "Schedule 3" to the Asset Pledge Agreement, "Schedule 3" to the Share Pledge Agreement, "Schedule 3" to the Quota Pledge Agreement and "Schedule 3" to the Receivables Pledge Agreements are supplemented by "Schedule 3" to this Term; and

         (c) "Schedule 6" to the Asset Pledge Agreement, "Schedule 6" to the Share Pledge Agreement, "Schedule 6" to the Quota Pledge Agreement and "Schedule 6" to the Receivables Pledge Agreements are supplemented by "Schedule 6" to this Term;

5. - This Term of Adhesion shall not be deemed a novation of any of the terms and conditions of the Pledge Documents.

IN WITNESS WHEREOF, the Parties - binding themselves and their successors - sign this Term of Adhesion in the presence of 2 (two) undersigned witnesses.

                           Sao Paulo, [        ]

                                           NET SERVICOS DE COMUNICACAO S.A.

                                           -------------------------------------
                                           Name:              Name:
                                           Title:             Title:

                                           BANCO ITAU S.A.

                                           -------------------------------------
                                           Name:              Name:
                                           Title:             Title:

                                           NEW JOINING CREDITOR

                                           -------------------------------------
                                           Name:               Name:
                                           Title:              Title:


Witnesses:

1.   -   ____________________________
         Name:
         Identity Card (RG):

2.   -   ____________________________
         Name:
         Identity Card (RG):